UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Compensation Arrangements with Interim Chief Financial Officer

On September 27, 2023, the Compensation and Talent Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Orthofix Medical Inc. (the “Company”) approved new compensation arrangements for Geoffrey C. Gillespie, the Company’s Interim Chief Financial Officer. Under these arrangements, Mr. Gillespie will receive (i) an updated base salary amount of $290,000, and, with respect to the portion of the 2023 calendar year occurring on and after September 12, 2023 (the date his service as Interim Chief Financial Officer began), and an updated target annual incentive program bonus equal to 70% of the amount of base salary accrued from and after such date, and (ii) an interim monthly stipend of $12,500 per month during such time period as Mr. Gillespie serves as Interim Chief Financial Officer. Effective as of the close of business on October 15, 2023, Mr. Gillespie has been granted restricted stock units (“RSUs”) with a fair market value of $290,000. Such RSUs will vest in full in one installment on the second anniversary of the grant date.

The Compensation Committee also approved Mr. Gillespie entering into a severance agreement with the Company, which the parties entered into on October 3, 2023. Under the terms of the severance agreement, if Mr. Gillespie’s employment is terminated by the Company without “cause” or by Mr. Gillespie for “good reason,” in each case during the period that he serves as the Company’s Interim Chief Financial Officer and for one year thereafter, then Mr. Gillespie will be entitled to receive (i) a pro rata bonus for the year of termination of employment, deemed achieved at a 100% performance level, and (ii) severance in an amount equal to the sum of his annual base salary and current year’s target bonus (such severance being conditioned upon the signing of a release of claims). In the event that Mr. Gillespie remains employed with the Company one year following the end of his service as Interim Chief Financial Officer, the agreement will expire at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Puja Leekha
Puja Leekha Senior Vice President, Chief Ethics and Compliance Officer and Interim Chief Legal Officer

Date: October 3, 2023